Exhibit 32.1

Certification

Of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, John G. Drosdick, Chairman, Chief Executive Officer and President of Sunoco, Inc., hereby certify that the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date:	August 6, 2003	/s/ John G. Drosdick
John G. Drosdick
Chairman, Chief Executive Officer and President

Note: A signed original of this written statement required by Section 906 has been provided to Sunoco, Inc. and will be retained by Sunoco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.